                                 Smith & Company
           A Professional Corporation of Certified Public Accountants

Exhibit 23(a)
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 to be filed on or about August 24, 2004 by GFY Foods, Inc. of our report dated June 12, 2004, except Note 13, which is dated July 22, 2004, on the financial statements for the years ended March 31, 2004 and 2003.


                                                    /s/ Smith & Company
                                                    ----------------------------
                                                    Certified Public Accountants
Salt Lake City, Utah
August 23, 2004


         4764 South 900 East, Suite 1 o Salt Lake City, Utah 84117-4977
              Telephone: (801) 281-4700 o Facsimile: (801) 281-4701
                        E-mail: smithcocpa@earthlink.net
 Members: American Institute of Certified Public Accountants o Utah Association
                        of Certified Public Accountants